UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2022

PROMETHEUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40187	81-4282653
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Science Park Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858-422-4300

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RXDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On December 7, 2022, Prometheus Biosciences, Inc. (“Prometheus” or the “Company”) reported results from its ARTEMIS-UC Phase 2 and APOLLO-CD Phase 2a studies of PRA023 demonstrating strong efficacy and favorable safety results in both studies. Based on the totality of the data in these two studies, Prometheus intends to advance PRA023 into Phase 3 studies for ulcerative colitis (“UC”) and Crohn’s disease (“CD”) in 2023. The Company will host a call today, December 7, 2022, at 8:30 am Eastern Time, to discuss the data results. A copy of the presentation that will be referenced during the conference call is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Topline Results from the ARTEMIS-UC Phase 2 Study

Prometheus’ Phase 2 ARTEMIS-UC clinical trial was a 12-week, double-blind, placebo-controlled, randomized study to evaluate the efficacy and safety of PRA023 in patients with moderately to severely active UC who have failed conventional or advanced therapy. PRA023 met the primary and all ranked secondary endpoints including clinical, endoscopic, histologic, and patient-reported outcome measures in the initial cohort (“Cohort 1”) of the trial. All 68 of the 68 PRA023-treated patients completed the Cohort 1 study, compared to 60 of the 67 patients in the placebo group. The topline results for the key endpoints were as follows:

•

26.5% of patients on PRA023 reached the primary endpoint of clinical remission (per modified Mayo Score), compared to 1.5% on placebo, for a placebo-adjusted clinical remission rate of 25.0% on the primary endpoint (p<0.0001);

•

36.8% of patients on PRA023 reached the secondary endpoint of endoscopic improvement (Mayo endoscopy subscore of ≤ 1), compared to 6.0% on placebo, for a placebo-adjusted endoscopic improvement rate of 30.8% on the secondary endpoint (p<0.0001); and

•	All secondary endpoints met with statistical significance.

PRA023 was well tolerated in Cohort 1, with no treatment-emergent serious adverse events (“SAEs”), adverse events (“AEs”) leading to discontinuation, severe AEs, opportunistic infections or infusion reactions reported in the PRA023 treatment group. The only AE that occurred in more than two patients and at a higher frequency in the PRA023 group compared to placebo was COVID-19 (5 out of 68 [7.4%] and 3 out of 67 patients [4.5%], respectively).

Based upon confidence in its precision approach and speed to market, the Company conducted an interim companion diagnostic (“CDx”) analysis of Cohort 1 to evaluate the effectiveness of the CDx candidate in ARTEMIS-UC. Although from limited patient numbers, data from the subset of patients who tested positive on the CDx in Cohort 1 (N=32) demonstrated a placebo-adjusted clinical remission rate of 37.5%, compared with the placebo-adjusted remission rate of 25.0% for all-comers. The expansion cohort (“Cohort 2”), which is statistically powered to further assess the treatment effect of PRA023 in CDx+ patients will continue to enroll, and the Company expects results in the second quarter of 2023.

Results from the APOLLO-CD Phase 2a Study

Prometheus’ Phase 2a APOLLO-CD clinical trial was a 12-week open-label study that enrolled 55 patients with moderate-to-severely active CD with endoscopically active disease who had failed conventional or biologic therapy. The study enrolled a highly refractory patient population with 70.9% of patients previously treated with at least one biologic therapy and 52.7% treated with two or more biologic therapies. The results on the key endpoints were as follows:

•	26.0% of patients on PRA023 achieved endoscopic response (p=0.002 compared to 12% prespecified historical placebo rate); and

•	49.1% of patients on PRA023 achieved clinical remission (p<0.001 compared to 16% prespecified historical placebo rate).

PRA023 was well tolerated in the APOLLO-CD study. There were no treatment-emergent SAEs, AEs leading to discontinuation, or severe AEs assessed as related to PRA023 by the investigator. There were no opportunistic infections or infusion reactions reported. AEs that occurred in more than two patients included COVID-19, urinary tract infection, CD, anemia, nasopharyngitis and fatigue.

The predictive power of the Company’s prespecified genetic markers was validated using an alternative Crohn’s-specific CDx algorithm which showed 45.0% (9/20) endoscopic response relative to all-comers of 26% (13/50). While the original algorithm provided limited benefit on some of the endpoints, the alternative algorithm demonstrated enhanced performance across both clinical and endoscopic outcomes. The Company plans to advance this alternative algorithm in registrational studies for CD. In addition, a compelling reduction in markers of inflammation and fibrosis was observed between pre-treatment and post-treatment with PRA023, as measured by circulating cytokine levels, immunohistochemistry and gene expression in disease tissue.

Forward-Looking Statements

The Company cautions readers that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential of PRA023 to improve IBD treatment and to be both a first-in-class and best-in-class anti-TL1A mAb; the timing of results from Cohort 2 of the ARTEMIS-UC trial; plans to advance PRA023 into Phase 3 studies in UC and CD, including the timing thereof, as well as plans to use an alternative CDx algorithm for CD. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: topline results Prometheus reports are based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such topline data may not accurately reflect the complete results of a clinical trial; Prometheus’ approach to the discovery and development of precision medicines based on Prometheus360 is unproven; interim results of a clinical trial such as with Cohort 1 CDx analysis do not predict final results and the clinical outcomes may materially change as patient enrollment in Cohort 2 continues, following more comprehensive reviews of the data, as follow-up on the outcome of any particular patient continues and as more patient data become available, including from Cohort 2; potential delays in the commencement, enrollment and completion of clinical trials and preclinical studies; the results of clinical trials are not necessarily predictive of future results; Prometheus’ dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; Prometheus’ ability to develop companion diagnostics for its therapeutic product candidates; unexpected adverse side effects or inadequate efficacy of its product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; planned future trials of PRA023 may not support regulatory registration; regulatory developments in the United States and foreign countries; Prometheus’ ability to maintain undisrupted business operations due to the COVID-19 pandemic, including delaying or otherwise disrupting its preclinical studies, clinical trials, manufacturing and supply chain; and other risks described in the Company’s prior press releases and filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in Prometheus’ most recent quarterly report on Form 10-Q and any subsequent filings with the SEC. The Company cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Presentation, dated December 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMETHEUS BIOSCIENCES, INC.

Date: December 7, 2022	By:	/s/ Timothy K. Andrews
Timothy K. Andrews
General Counsel and Secretary